Exhibit 99.1

  Sonus Networks Provides Update on Status of Its Financial Results

    CHELMSFORD, Mass.--(BUSINESS WIRE)--March 29, 2004--Sonus Networks (Nasdaq: SONS), a leading provider of voice over IP (VoIP) infrastructure solutions, today announced that the filing of its amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 will be delayed. The Company, having made substantial progress towards the completion of its review of 2003 and 2002 financial results, is now considering whether to expand the review to include additional prior periods. Sonus Networks' independent auditor, Ernst and Young LLP, was not the auditor of record for periods prior to 2002. Therefore, in the event that the Company determines its review should be expanded to include periods prior to 2002, such review and accompanying audit could be lengthy.
    Sonus Networks is performing a detailed review of the timing of revenue recognized from customer transactions and of other financial statement accounts. The revenue issues under examination relate to the proper timing of revenue recognition and not whether the sales could ultimately be recorded as revenue. For the customer transactions under review, the products have been delivered and Sonus Networks has either received payment or is receiving payment for the products in the ordinary course.
    At this time, the Company expects that its review will lead to a restatement of historical financial statements for the fiscal year ended December 31, 2002 and for the first three quarters of fiscal year 2003. As a result, existing financial statements for those periods should not be relied upon. Sonus Networks does not expect that these restatements will impact its December 31, 2003 cash, cash equivalents and marketable securities balance, which exceeded $300 million.
    "While today's announcement is regrettable, we are committed to accurate and transparent financial reporting and require additional time to complete our comprehensive review," said Hassan Ahmed, president and CEO, Sonus Networks. "Our business is strong and Sonus continues to build on its leadership position in the rapidly expanding VoIP market. We continue to add new customers, build important new partnerships and enhance our industry-leading product portfolio. We have a great deal of confidence in our business outlook for 2004."
    As a result of the Company's delay in filing its Form 10-K for 2003, Sonus Networks expects to receive notification from Nasdaq that it is not in compliance with the filing requirements for continued listing on Nasdaq and that its securities could be subject to delisting from the Nasdaq National Market. In addition, Sonus Networks anticipates that Nasdaq may change the Company's trading symbol from "SONS" to "SONSE." Sonus will make a timely request for a hearing before a Nasdaq Listing Qualifications Panel to address the filing deficiency, but there can be no assurance that the Panel will grant a request for continued listing.

    Company Conference Call, Webcast and Replay Information

    The Company will host a conference call and simultaneous webcast on Monday, March 29, 2004 at 8:30 am Eastern to discuss the contents of this press release.

    To listen via telephone:
    Dial-in number: +1-888-326-7098 or +1-706-758-2365

    To listen via the Internet:
    Sonus will host a live webcast of the conference call. To access the webcast, visit the Sonus Networks Investor Relations site at http://www.sonusnet.com.

    Replay:
    A telephone playback of the call will be available following the conference and can be accessed by calling +1-402-977-9140 or +1-800-633-8284. The access code for the replay is 21190372. The telephone playback will be available through April 12, 2004.

    The webcast will be available on the Sonus Networks Investor
Relations site through March 29, 2005. To access the replay of the webcast, visit the Investor Relations site at http://www.sonusnet.com.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its Open Services Architecture(TM) (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking and tandem switching, residential and business access, network border switching and enhanced services. Sonus' voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated November 10, 2003 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include, among others, uncertainties regarding the Company's ability to complete the audit and file its Annual Report on Form 10-K/A for 2003 and future periodic reports, risks as to the SEC's investigation of these or other matters, unforeseen issues encountered in the completion of the audit, uncertainties regarding the extent to which prior period financial statements will be restated, the continued adverse effect of developments in the telecommunications industry, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, competition from large incumbent vendors, rapid technological and market change and manufacturing and sourcing risks. In addition, any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture, GSX9000 and Insignus are trademarks of Sonus Networks. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

    CONTACT: Sonus Networks, Inc.
             Investor Relations:
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Beth Morrissey, 978-614-8579
             bmorrissey@sonusnet.com